FOR IMMEDIATE RELEASE

SEACOR HOLDINGS ANNOUNCES RESULTS FOR THE
THIRD QUARTER ENDED SEPTEMBER 30, 2019

Fort Lauderdale, FL, October 28, 2019. SEACOR Holdings Inc. (NYSE:CKH) (the “Company”) today announced its results for the quarter ended September 30, 2019:
•Net income attributable to stockholders was $6.4 million ($0.32 per diluted share) compared with $17.1 million ($0.88 per diluted share) for the quarter ended September 30, 2018. The prior year quarter included $5.5 million ($0.26 per diluted share) related to the amortization of previously deferred gains and net mark-to-market gains on marketable securities.
•“Cash Earnings” were $27.7 million compared with $30.0 million for the same quarter last year. In the current quarter, "cash earnings" included $4.5 million for August and September's results from the acquisition of our partner's 49% ownership in SEA-Vista.
•Operating income attributable to stockholders, was $12.9 million compared with $23.2 million for the quarter ended September 30, 2018. The prior year quarter benefited from the amortization of previously deferred gains of $5.3 million.
The Company uses the non-GAAP financial measures "Cash Earnings" and OIBDA in this release; a reconciliation to their closest U.S. GAAP measure is included in "Use of non-GAAP Financial Measures" in this release.
Charles Fabrikant, Executive Chairman, commented on the quarter's results as follows:
"The quarter’s disappointing results were primarily due to the extremely difficult conditions in the inland transportation and logistics services segment and a more typical level of demand for our emergency response services.
The third calendar quarter usually produces improved results in the inland sector compared with the second quarter, but this quarter the inland river system continued to suffer from the carryover effects of extreme flooding earlier in the year. Our inland group experienced curtailed demand for fleeting and terminal services, and the barge pool incurred higher costs. The U.S. trade dispute with China and competition from cheaper grain in South America were additional challenges. These challenges continue today. Corn export demand continues to be dismal with shipments approximately 60% and export sales approximately 45% below last year. Export sales are also lagging. Brazil, whose share of the soybean export market increased after the commencement of the trade dispute, continues to compete aggressively.
Witt-O’Brien’s higher activity level in the third quarter of last year reflected a multitude of early stage response and recovery task orders following the hurricanes of 2017. Witt O’Brien’s continues to support the long-term recovery efforts of public sector clients such as the U.S. Virgin Islands as well as expand into the private sector.
The overall operating results for the ocean sector in the current quarter were positive and in general compare favorably with the prior year, despite incurring a dry-docking this quarter and an accounting benefit in the prior year from the amortization of previously deferred gains. The operating discussion below provides more details."

Fabrikant continued, "The highlight of the quarter was the acquisition of our partner’s interest in Sea-Vista, strengthening our position in the Jones Act market and also adding substantial revenue backlog. As of September 30th, the contracted backlog in SEA-Vista was $237.7 million through 2026. (The acquisition also should reduce complexity in our financial statements, no doubt an added plus. We encourage you to review the tables provided in the release which include a reconciliation of cash earnings.)"
Operating Discussion
Ocean Transportation & Logistics Services - Operating income and OIBDA attributable to stockholders were $17.4 million and $26.5 million, in the current year quarter compared with $19.5 million and $27.6 million in the prior year quarter, respectively. Operating income and OIBDA attributable to stockholders in the prior year quarter benefited from the amortization of previously deferred gains of $4.5 million.
The operating results from harbor towing activities and SEACOR Island Lines improved meaningfully with a combined incremental contribution of $5.3 million and $5.1 million in operating income and OIBDA, respectively, as a consequence of increases in ship docking requirements in various ports and increased unit freight activity into the Bahamas. These increases were partially offset by lost revenue associated with 42 days of planned out-of-service time required for dry-docking one SEA-Vista vessel and the corresponding dry-docking expense. This quarter's results also reflected a reduction in the time charter rate for another SEA-Vista vessel in exchange for a multiyear extension of its charter. Operating results for the Company's military and commercial cargo activities, marketed under the Waterman brand, were also modestly lower in the current quarter.
Inland Transportation & Logistics Services - Operating income and OIBDA were $0.6 million and $6.2 million in the current year quarter compared with $4.3 million and $10.5 million in the prior year quarter, respectively. As previously detailed, the flooding throughout the inland waterways system and weak demand negatively impacted this year’s Inland’s results. Margins on freight operations suffered as weak freight rates were exacerbated by usually extended cycle times for trips and higher towing costs.
Witt O’Brien’s - Operating income and OIBDA were $2.1 million and $2.3 million in the current year quarter compared with $6.1 million and $6.6 million in the prior year quarter, respectively. As previously noted, the prior year had benefited from the initial activity surge that followed the late season hurricanes in 2017.
Capital Commitments - The Company’s capital commitments as of September 30, 2019 were $21.3 million and included the Company's interest in two foreign-flag rail ferries, two inland river towboats, other equipment and vessel and terminal improvements. Subsequent to September 30, 2019, the Company committed to purchase additional equipment for $0.3 million.
Liquidity and Debt - During the current year quarter, the Company repurchased $18.2 million in principal amount of its 3.0% Convertible Senior Notes for $18.1 million resulting in debt extinguishment losses of $0.8 million.
As of September 30, 2019, the Company’s balances of cash, cash equivalents, restricted cash, restricted cash equivalents, marketable securities and construction reserve funds totaled $88.0 million. As of September 30, 2019, the Company had exited its position in Dorian LPG Ltd. Total outstanding debt was $317.8 million, including $25.0 million of outstanding borrowings under the Company's revolving credit facilities, which has subsequently been repaid. As of September 30, 2019, the Company had $200.0 million of borrowing capacity under its credit facilities.
Equity - For the quarter ended September 30, 2019, basic and diluted weighted average shares outstanding were 19,322,423 and 20,738,919, respectively. As of September 30, 2019, the total shares outstanding were 20,179,218.
* * * * *
SEACOR Holdings Inc. (“SEACOR”) is a diversified holding company with interests in domestic and international transportation and logistics and risk management consultancy. SEACOR is publicly traded on the New York Stock Exchange (NYSE) under the symbol CKH.

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including risks relating to weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels, increased government legislation and regulation of the Company’s businesses that could increase the cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with the provision of emergency response services, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Ocean Transportation & Logistics Services, decreased demand for Ocean Transportation & Logistics Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations and economic sanctions, the dependence of Ocean Transportation & Logistics Services and Inland Transportation & Logistics Services on several key customers, consolidation of the Company’s customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions imposed by the Shipping Acts on the amount of foreign ownership of the Company’s Common Stock, operational risks of Ocean Transportation & Logistics Services and Inland Transportation & Logistics Services, effects of adverse weather conditions and seasonality, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors on Inland Transportation & Logistics Services’ operations, the ability to realize anticipated benefits from acquisitions and other strategic transactions, adequacy of insurance coverage, the attraction and retention of qualified personnel by the Company, changes in U.S. and international trade policies and various other matters and factors, many of which are beyond the Company’s control as well as those discussed in Item 1A. (Risk Factors) of the Company’s Annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission (“SEC”). It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties. Given these factors, investors and analysts should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any). These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.
For additional information, contact Investor Relations at (954) 627-5278 or visit SEACOR’s website at www.seacorholdings.com.

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Operating Revenues	$200,658	$220,257	$607,205	$621,912
Costs and Expenses:
Operating	147,386	147,529	437,368	441,474
Administrative and general	24,923	26,083	78,383	76,189
Depreciation and amortization	16,975	18,616	51,120	57,069
	189,284	192,228	566,871	574,732
Gains on Asset Dispositions, Net	1,145	6,018	2,259	13,569
Operating Income	12,519	34,047	42,593	60,749
Other Income (Expense):
Interest income	2,198	2,450	5,983	6,485
Interest expense	(4,816)	(8,335)	(14,832)	(25,502)
Debt extinguishment losses, net	(777)	(160)	(2,073)	(5,609)
Marketable security gains (losses), net	144	1,713	16,496	(1,303)
Foreign currency gains (losses), net	(1,877)	(328)	(1,663)	16
Other, net	505	357	(114)	54,951
	(4,623)	(4,303)	3,797	29,038
Income Before Income Tax Expense and Equity in Earnings (Losses) of 50% or Less Owned Companies	7,896	29,744	46,390	89,787
Income Tax Expense	1,417	3,362	7,012	12,934
Income Before Equity in Earnings (Losses) of 50% or Less Owned Companies	6,479	26,382	39,378	76,853
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(618)	821	(3,448)	1,915
Net Income	5,861	27,203	35,930	78,768
Net Income (Loss) Attributable to Noncontrolling Interests in Subsidiaries	(544)	10,136	7,239	15,934
Net Income Attributable to SEACOR Holdings Inc.	$6,405	$17,067	$28,691	$62,834

Basic Earnings Per Common Share of SEACOR Holdings Inc.	$0.33	$0.94	$1.54	$3.48

Diluted Earnings Per Common Share of SEACOR Holdings Inc.	$0.32	$0.88	$1.48	$3.21

Weighted Average Common Shares Outstanding:
Basic	19,322,423	18,108,388	18,618,613	18,052,274
Diluted	20,738,919	21,192,554	19,984,302	22,508,622

OIBDA(1)	$29,494	$52,663	$93,713	$117,818
OIBDA Attributable to SEACOR Holdings Inc.(1)	$28,813	$38,630	$77,714	$96,120
______________________
1.Non-GAAP Financial Measure. See explanation of use of non-GAAP financial measures included elsewhere in this release.

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except per share data, unaudited)

	Three Months Ended
	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018
Operating Revenues	$200,658	$197,023	$209,524	$213,838	$220,257
Costs and Expenses:
Operating	147,386	142,871	147,111	150,374	147,529
Administrative and general	24,923	26,714	26,746	26,718	26,083
Depreciation and amortization	16,975	17,009	17,136	17,510	18,616
	189,284	186,594	190,993	194,602	192,228
Gains on Asset Dispositions, Net	1,145	677	437	6,014	6,018
Operating Income	12,519	11,106	18,968	25,250	34,047
Other Income (Expense):
Interest income	2,198	1,885	1,900	2,245	2,450
Interest expense	(4,816)	(4,903)	(5,113)	(6,181)	(8,335)
Debt extinguishment losses, net	(777)	(503)	(793)	(6,017)	(160)
Marketable security gains (losses), net	144	13,284	3,068	(11,128)	1,713
Foreign currency gains (losses), net	(1,877)	(191)	405	(2,280)	(328)
Other, net	505	25	(644)	13	357
	(4,623)	9,597	(1,177)	(23,348)	(4,303)
Income Before Income Tax Expense (Benefit) and Equity in Earnings (Losses) of 50% or Less Owned Companies	7,896	20,703	17,791	1,902	29,744
Income Tax Expense (Benefit)	1,417	3,390	2,205	(4,519)	3,362
Income Before Equity in Earnings (Losses) of 50% or Less Owned Companies	6,479	17,313	15,586	6,421	26,382
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(618)	(312)	(2,518)	(1,987)	821
Net Income	5,861	17,001	13,068	4,434	27,203
Net Income (Loss) attributable to Noncontrolling Interests in Subsidiaries	(544)	2,448	5,335	9,120	10,136
Net Income (Loss) attributable to SEACOR Holdings Inc.	$6,405	$14,553	$7,733	$(4,686)	$17,067

Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.	$0.33	$0.80	$0.42	$(0.26)	$0.94

Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.	$0.32	$0.76	$0.41	$(0.26)	$0.88

Weighted Average Common Shares Outstanding:
Basic	19,322	18,289	18,233	18,165	18,108
Diluted	20,739	19,634	19,571	18,165	21,193
Common Shares Outstanding at Period End	20,179	18,550	18,528	18,330	18,243

OIBDA(1)	$29,494	$28,115	$36,104	$42,760	$52,663
OIBDA attributable to SEACOR Holdings Inc.(1)	$28,813	$21,905	$26,996	$29,822	$38,630
______________________
2.Non-GAAP Financial Measure. See explanation of use of non-GAAP financial measures included elsewhere in this release.

SEACOR HOLDINGS INC.
SEGMENT INFORMATION
(in thousands, unaudited)

	Three Months Ended
	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018
Ocean Transportation & Logistics Services
Operating Revenues	$102,661	$109,681	$109,272	$97,366	$109,939
Costs and Expenses:
Operating	66,888	71,230	69,932	64,234	64,683
Administrative and general	9,404	9,423	10,198	10,132	9,170
Depreciation and amortization	10,191	10,230	10,337	10,707	11,298
	86,483	90,883	90,467	85,073	85,151
Gains on Asset Dispositions, Net	804	349	17	5,496	5,505
Operating Income	16,982	19,147	18,822	17,789	30,293
Other Income (Expense):
Foreign currency gains (losses), net	(104)	1	(47)	(17)	(24)
Other, net	505	28	(651)	(15)	(96)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(242)	700	111	(23)	2,073
Segment Profit(1)	$17,141	$19,876	$18,235	$17,734	$32,246

OIBDA(2)	$27,173	$29,377	$29,159	$28,496	$41,591
OIBDA(2) attributable to stockholders	$26,492	$23,167	$20,051	$15,558	$27,558
Dry-docking expenditures for U.S.-flag petroleum and chemical carriers, dry bulk carriers and PCTC’s (included in operating costs and expenses)	$4,310	$1,925	$1,581	$6,430	$399
Out-of-service days for dry-dockings of U.S.-flag petroleum and chemical carriers, dry bulk carriers and PCTC’s	42	30	15	147	—
Dry-docking expenditures for all other vessels	$1,783	$1,447	$1,250	$269	$1,489

Inland Transportation & Logistics Services
Operating Revenues	$72,020	$61,455	$65,602	$77,513	$78,845
Costs and Expenses:
Operating	62,775	54,486	54,245	60,801	65,667
Administrative and general	3,327	3,133	3,356	3,381	3,230
Depreciation and amortization	5,694	5,699	5,725	5,490	6,197
	71,796	63,318	63,326	69,672	75,094
Gains on Asset Dispositions	330	330	420	481	513
Operating Income (Loss)	554	(1,533)	2,696	8,322	4,264
Other Income (Expense):
Foreign currency gains (losses), net	(1,729)	(191)	459	(2,240)	(282)
Other, net	—	—	—	37	—
Equity in Losses of 50% or Less Owned Companies, Net of Tax	(1,084)	(618)	(2,472)	(2,571)	(1,245)
Segment Profit (Loss)(1)	$(2,259)	$(2,342)	$683	$3,548	$2,737

OIBDA(2)	$6,248	$4,166	$8,421	$13,812	$10,461

SEACOR HOLDINGS INC.
SEGMENT INFORMATION (continued)
(in thousands, unaudited)

	Three Months Ended
	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018
Witt O’Brien’s
Operating Revenues	$24,345	$23,753	$32,943	$37,702	$30,267
Costs and Expenses:
Operating	16,323	15,691	21,772	24,258	16,240
Administrative and general	5,718	6,831	6,402	6,876	7,389
Depreciation and amortization	210	209	206	660	492
	22,251	22,731	28,380	31,794	24,121
Gains on Asset Dispositions and Impairments	10	—	—	—	—
Operating Income	2,104	1,022	4,563	5,908	6,146
Other Income (Expense):
Foreign currency losses, net	—	—	—	(1)	(12)
Other, net	(1)	(2)	(3)	—	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	764	(128)	(67)	113	(13)
Segment Profit	$2,867	$892	$4,493	$6,020	$6,121

OIBDA(2)	$2,314	$1,231	$4,769	$6,568	$6,638

Other
Operating Revenues	$1,635	$2,142	$1,805	$1,290	$1,214
Costs and Expenses:
Operating	1,404	1,472	1,253	1,106	957
Administrative and general	846	837	839	551	606
Depreciation and amortization	501	493	489	237	202
	2,751	2,802	2,581	1,894	1765
Gains (Losses) on Asset Dispositions	34	(2)	—	37	—
Operating Loss	(1,082)	(662)	(776)	(567)	(551)
Other Income (Expense):
Foreign currency losses, net	—	—	—	(4)	—
Other, net	—	—	—	(105)	452
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(56)	(266)	(90)	494	6
Segment Loss(1)	$(1,138)	$(928)	$(866)	$(182)	$(93)

Corporate and Eliminations
Operating Revenues	$(3)	$(8)	$(98)	$(33)	$(8)
Costs and Expenses:
Operating	(4)	(8)	(91)	(25)	(18)
Administrative and general	5,628	6,490	5,951	5,778	5,688
Depreciation and amortization	379	378	379	416	427
	6,003	6,860	6,239	6,169	6,097
Losses on Asset Dispositions	(33)	—	—	—	—
Operating Loss	$(6,039)	$(6,868)	$(6,337)	$(6,202)	$(6,105)
Other Income (Expense):
Foreign currency losses, net	$(44)	$(1)	$(7)	$(18)	$(10)
Other, net	1	(1)	10	96	1
______________________
3.Includes amounts attributable to both SEACOR and noncontrolling interests.
4.Non-GAAP Financial Measure. See explanation of use of non-GAAP financial measures included elsewhere in this release.

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$76,815	$138,757	$141,152	$144,221	$324,564
Restricted cash and restricted cash equivalents	1,221	1,221	2,992	2,991	2,990
Marketable securities	6,038	39,368	33,384	30,316	41,445
Receivables:
Trade, net of allowance for doubtful accounts	199,013	164,964	174,278	171,828	151,217
Other	43,449	38,297	32,635	38,881	45,197
Inventories	5,224	5,293	4,914	4,530	5,139
Prepaid expenses and other	6,130	5,640	5,809	5,382	6,087
Total current assets	337,890	393,540	395,164	398,149	576,639
Property and Equipment:
Historical cost	1,424,907	1,416,084	1,413,488	1,407,329	1,403,886
Accumulated depreciation	(607,727)	(593,168)	(577,136)	(560,819)	(545,179)
Net property and equipment	817,180	822,916	836,352	846,510	858,707
Operating Lease Right-of-Use Assets	153,464	161,518	167,325	—	—
Investments, at Equity, and Advances to 50% or Less Owned Companies	154,968	155,645	155,290	156,886	149,184
Construction Reserve Funds	3,908	3,908	3,908	3,908	5,908
Goodwill	32,668	32,714	32,720	32,708	32,767
Intangible Assets, Net	21,884	22,773	23,662	24,551	25,724
Other Assets	8,284	10,376	7,385	8,312	8,938
	$1,530,246	$1,603,390	$1,621,806	$1,471,024	$1,657,867

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$76,426	$78,301	$8,308	$8,497	$155,737
Current portion of long-term operating lease liabilities	36,422	36,171	35,540	—	—
Accounts payable and accrued expenses	54,921	35,132	50,097	59,607	56,533
Other current liabilities	67,603	64,796	67,456	55,659	66,179
Total current liabilities	235,372	214,400	161,401	123,763	278,449
Long-Term Debt	241,408	234,445	315,303	346,128	372,657
Long-Term Operating Lease Liabilities	116,866	125,182	131,862	—	—
Deferred Income Taxes	103,489	99,938	97,758	94,420	99,565
Deferred Gains and Other Liabilities	20,463	20,768	20,688	52,871	60,502
Total liabilities	717,598	694,733	727,012	617,182	811,173
Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	408	392	392	390	389
Additional paid-in capital	1,659,428	1,600,838	1,598,804	1,596,642	1,593,430
Retained earnings	519,023	512,618	498,065	474,809	479,495
Shares held in treasury, at cost	(1,365,594)	(1,366,432)	(1,366,267)	(1,366,773)	(1,366,773)
Accumulated other comprehensive loss, net of tax	(1400)	(995)	(903)	(914)	(444)
	811,865	746,421	730,091	704,154	706,097
Noncontrolling interests in subsidiaries	783	162,236	164,703	149,688	140,597
Total equity	812,648	908,657	894,794	853,842	846,694
	$1,530,246	$1,603,390	$1,621,806	$1,471,024	$1,657,867

Use of non-GAAP Financial Measures
The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with U.S. GAAP, including OIBDA and Cash Earnings.
The Company defines OIBDA as operating income (loss) plus depreciation and amortization. The Company includes maintenance and repair costs, including major overhauls and regulatory dry-dockings, and gains or losses (or impairments) on asset dispositions in OIBDA. The Company defines Cash Earnings as OIBDA further adjusted to exclude the amortization of non-cash deferred gains and amounts attributable to its minority partner in SEA-Vista as well as the gain or loss associated with marking-to-market securities held for investment, accrued net cash expense associated with interest on debt obligations, and the Company’s estimate of cash taxes. Other companies may calculate OIBDA and Cash Earnings differently than the Company, which may limit their usefulness as comparative measures. In addition, each of these measures does not necessarily represent funds available for discretionary use and are not measures of the Company’s ability to fund its cash needs. OIBDA and Cash Earnings are each financial metrics used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a criteria for annual incentive bonuses paid to Company officers and other shore-based employees; and (iii) to compare to the OIBDA and Cash Earnings of other companies when evaluating potential acquisitions. In addition, the Company believes Cash Earnings is meaningful to investors because it assists in evaluating the Company’s results of operations and net cash generated by business activities across previous and subsequent accounting periods and to better understand the long-term performance of the Company. The Company views OIBDA and Cash Earnings as measures of operating performance not liquidity.
The presentation of these non-GAAP financial measures is not intended to be considered in isolation from or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP.
The following tables reconcile these non-GAAP measures to their most closely comparable U.S. GAAP measures (amounts in thousands, except per share data).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
U.S. GAAP Measures
Net Income Attributable to Stockholders	$6,405	$17,067	$28,691	$62,834
Diluted Earnings Per Common Share(1)	$0.32	$0.88	$1.48	$3.21

Reconciliation of non-GAAP Financial Measures
Operating Income (U.S. GAAP)	$12,519	$34,047	$42,593	$60,749
(+) Depreciation and amortization	16,975	18,616	51,120	57,069
OIBDA(2)	29,494	52,663	93,713	117,818
(–) Amortization of deferred gains(3)	(330)	(11,293)	(991)	(19,031)
(–) OIBDA less amortization of deferred gains attributable to noncontrolling interests	(681)	(9,687)	(15,999)	(21,698)
(–) Cash interest expense, net(4)	(900)	(3,301)	(2,675)	(11,029)
(–) Income tax obligation	(6)	(52)	(19)	(17,847)
(+/–) Marketable security gains (losses), net	144	1,713	16,496	(1,303)
Cash Earnings	$27,721	$30,043	$90,525	$46,910
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1.Includes diluted earnings per common share of $0.01 and $0.06 for the quarter ended September 30, 2019 and 2018, respectively, related to marking-to-market the Company’s marketable security portfolio. Includes diluted earnings per common share of $0.65 and diluted loss per common share of $0.05 for the six months ended September 30, 2019 and 2018, respectively, related to marking-to-market the Company’s marketable security portfolio.
2.All references to OIBDA in this release are calculated in the same manner.
3.For the three and nine months ended September 30, 2019, amortization of deferred gains is included in gains on asset dispositions. For the three and nine months ended September 30, 2018, amortization of deferred gains may be included in operating expenses as a reduction to rental expense and/or included in gains on asset dispositions.
4.Amount is net of interest income, excludes capitalized interest, and is net of our partner’s portion of SEA-Vista interest expense of $0.2 million and $0.7 million for the three months ended September 30, 2019 and 2018, respectively, and $1.2 million and $2.1 million for the nine months ended September 30, 2019 and 2018, respectively.

SEACOR HOLDINGS INC.
FLEET COUNTS
(unaudited)

	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018
Ocean Transportation & Logistics Services
Bulk Transportation Services:
Petroleum and chemical carriers - U.S.-flag	9	9	9	10	10
Bulk carriers - U.S.-flag	2	2	2	2	2
Port & Infrastructure Services:
Harbor tugs - U.S.-flag	24	24	24	24	24
Harbor tugs - Foreign-flag	8	8	8	8	8
Offshore tug - U.S.-flag	1	1	1	1	1
Ocean liquid tank barges - U.S.-flag	5	5	5	5	5
Ocean liquid tank barges - Foreign-flag	1	1	1	1	1
Specialty vessel - Foreign-flag(1)	2	2	1	—	—
Logistics Services:
PCTC(2) - U.S.-flag	4	4	4	4	4
Short-sea container/RORO(3) vessels - Foreign-flag	8	9	9	9	9
RORO(3) & deck barges - U.S.-flag	7	7	7	7	7
Rail ferries - Foreign-flag	2	2	2	2	2
	73	74	73	73	73

Inland Transportation & Logistics Services
Bulk Transportation Services:
Dry-cargo barges	1,374	1,374	1,374	1,372	1,372
Liquid tank barges	20	20	20	20	20
Specialty barges(4)	5	5	5	5	5
Towboats:
4,000 hp - 6,600 hp	18	18	18	18	18
3,300 hp - 3,900 hp	3	3	3	3	3
Less than 3,200 hp	2	2	2	2	2
Port & Infrastructure Services:
Harbor boats:
1,100 hp - 2,000 hp	18	18	18	18	18
Less than 1,100 hp	6	6	6	6	6
Logistics Services:
Dry-cargo barges	33	33	33	35	35
	1,479	1,479	1,479	1,479	1,479
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5.Line handling vessel.
6.Pure Car/Truck Carrier.
7.Roll On/Roll Off.
8.Includes non-certificated 10,000 and 30,000 barrel inland river liquid tank barges.